Exhibit 99.4(h)

CONTRACT DATA PAGE

PRODUCT: [Spinnaker® Variable Annuity – NON-QUALIFIED ANNUITY]

OWNER:	[John Doe]	JOINT OWNER:	[Jane Doe]
Address:	[1234 Main St.]	Address:	[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970]	Date of Birth:	[2/01/1970]
Age:	[35] Sex: [Male]	Age:	[35] Sex: [Female]

ANNUITANT:	[John Doe]	JOINT ANNUITANT:	[Jane Doe]
Address:	[1234 Main St.]	Address:	[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970]	Date of Birth:	[2/01/1970]
Age:	[35] Sex: [Male]	Age:	[35] Sex: [Female]

CONTRACT NUMBER:	[LP12345678]

CONTRACT DATE:	[5/01/2005]

ANNUITY DATE:	Before [1/01/2061]

INITIAL PURCHASE PAYMENT:	[$50,000]

AMOUNT ALLOCATED TO PORTFOLIOS:	[$35,000]

AMOUNT ALLOCATED TO FIXED ACCOUNT:
INITIAL GUARANTEED INTEREST PERIOD - [1 Year]	[$5,000]
INITIAL GUARANTEED INTEREST PERIOD - [3 Years]	[$5,000]
INITIAL GUARANTEED INTEREST PERIOD - [5 Years]	[$5,000]

EARNINGS ENHANCEMENT BENEFIT RIDER:	[Selected or Not Selected]

GUARANTEED MINIMUM DEATH BENEFIT –
ANNUAL RESET RIDER:	[Selected or Not Selected]

DELIVERED IN THE STATE OF [Any State]	AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE: [85]. The contract date must be prior to the Owner’s and Annuitant’s (including any Joint Owner’s and Joint Annuitant’s) [86th] birthday.

MAXIMUM ANNUITIZATION AGE: [90]. Annuity payments must begin prior to the Annuitant’s (including any Joint Annuitant’s) [91st] birthday.

MINIMUM INITIAL PURCHASE PAYMENT: [$2,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250]

MINIMUM GUARANTEED INTEREST RATE: [2.00%] during the first eight Contract Years, thereafter [1.50%].

Symetra is a service mark of Symetra Life Insurance Company.

[Spinnaker ®] is a registered trademark of Symetra Life Insurance Company.

CONTRACT DATA PAGE

ADDITIONAL INTEREST ON FIXED ACCOUNT IN FIRST CONTRACT YEAR:

Once the total Purchase Payments made during the first Contract Year exceed [$100,000], additional interest of an annual effective interest rate of [1.00%] will be credited on amounts allocated to the Fixed Account. The additional interest will be credited from the date we receive the Purchase Payment that causes the total to exceed [$100,000] until the end of the first Contract Year.

MINIMUM GUARANTEED VALUE FOR THE FIXED ACCOUNT: Upon annuitization, death of the Owner, or a total withdrawal from the Fixed Account, the minimum value that will be applied toward annuity payments or paid to the Beneficiary or Owner will not be less than 90% of your Purchase Payments and transfers allocated to the Fixed Account accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from the Fixed Account accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, charges will be waived.

INSURANCE CHARGES:

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to [1.25%] of the average daily net assets of each Portfolio.

ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis to [0.15%] of the average daily net assets of each Portfolio.

EARNINGS ENHANCEMENT BENEFIT RIDER CHARGE: If this rider was selected, the charge is equal on an annual basis to [0.15%] of the average daily net assets of each Portfolio and the Fixed Account.

GUARANTEED MINIMUM DEATH BENEFIT – ANNUAL RESET RIDER CHARGE: If this rider was selected, the charge is equal on an annual basis to [0.20%] of the average daily net assets of each Portfolio.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE: [$30] each Contract Year. The charge may be changed prior to the Annuity Date but will never exceed $50 per Contract Year. The charge will not be deducted if the contract value is [$50,000] or more when the charge is to be deducted.

MINIMUM WITHDRAWAL: [$250] ([$100] if withdrawals made by electronic funds transfer), or the contract value if less. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than [$500]. You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than [$1,000].

CONTRACT DATA PAGE

CONTINGENT DEFERRED SALES CHARGE: May be assessed on a withdrawal. The contingent deferred sales charge is stated as a percentage of the amount withdrawn that exceeds the 10% free withdrawal amount. Total contingent deferred sales charges will not exceed 9% of the Purchase Payments made under this Contract.

Contract Year	Contingent Deferred Sales Charge
[1	8% of amount withdrawn]
[2	7% of amount withdrawn]
[3	6% of amount withdrawn]
[4	5% of amount withdrawn]
[5	4% of amount withdrawn]
[6	3% of amount withdrawn]
[7	2% of amount withdrawn]
[8	1% of amount withdrawn]
[After 8	0% of amount withdrawn]

WITHDRAWAL CHARGE: [$25] or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in a Contract Year.

TRANSFERS: The minimum amount you can transfer out of any investment option at one time is [$500], or the entire value of the investment option if less. In addition to this [$500] minimum, transfers out of the Fixed Account are limited to a maximum of [10%] of the Fixed Account value per Contract Year. We may waive this [10%] limitation upon written notice to you. If we waive it, we reserve the right to reinstate the [10%] limitation upon written notice. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than [$500]. The minimum amount you can transfer into any investment option is [$50].

TRANSFER CHARGE: Each Contract Year, [12] transfers are free of charge. For each transfer after the [12th] transfer in a Contract Year, the transfer charge is [$10] or 2% of the amount transferred, whichever is less.

PREMIUM TAXES: As of the contract date, premium taxes are not charged in your state. However, if we ever incur such taxes, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.

CONTRACT DATA PAGE

SEPARATE ACCOUNT: Symetra Separate Account C

ELIGIBLE INVESTMENTS:
[1.	Fidelity VIP Money Market Portfolio-Service Class 2]	[21.		Fidelity VIP Mid Cap Portfolio-Service Class 2]
[2.	Franklin U.S. Government Fund-Class 2]	[22.		Mutual Shares Securities Fund-Class 2]
[3.	Federated High Income Bond Fund II]	[23.		Dreyfus IP-MidCap Stock Portfolio-Initial Shares]
[4.	Pioneer Strategic Income VCT Portfolio-Class II]	[24.		JPMorgan Mid Cap Value Portfolio]
[5.	Templeton Global Income Securities Fund-Class 2]	[25.		AIM V.I. Capital Development Fund (Series II Shares)]
[6.	American Century Investments VP Inflation Protection	[26.		Dreyfus IP-Technology Growth Portfolio-Initial Shares]
	Bond Class II Fund]	[27.		The Dreyfus Socially Responsible Growth Fund, Inc.-
[7.	Pioneer High Yield VCT Portfolio-Class II]			Initial Shares]
[8.	Franklin Income Securities Fund-Class 2]	[28.		Franklin Small-Mid Cap Growth Securities Fund-Class 2
[9.	American Century Investments VP Balanced Fund]	[29.		Franklin Small Cap Value Securities Fund-Class 2]
[10.	PIMCO All Asset Portfolio-Advisor Class]	[30.		AIM V.I. Capital Appreciation Fund (Series II Shares)]
[11.	Dreyfus Stock Index Fund, Inc.-Service Shares]	[31.		Franklin Flex Cap Growth Securities Fund-Class 2]
[12.	PIMCO CommodityRealReturn Strategy Portfolio-	[32.		AIM V.I. Real Estate Fund (Series I Shares)]
	Administrative Class]	[33.		American Century Investments VP International Fund]
[13.	Fidelity VIP Contrafund Portfolio-Initial Class]	[34.		Templeton Growth Securities Fund-Class 2]
[14.	Fidelity VIP Growth & Income Portfolio-Initial Class]	[35.		Templeton Developing Markets Securities Fund-Class 2
[15.	Fidelity VIP Growth Portfolio-Initial Class]	[36.		JPMorgan International Equity Portfolio]
[16.	American Century Investments VP Value Fund]	[37.		AIM V.I. International Growth Fund (Series II Shares)]
[17.	Dreyfus VIF-Appreciation Portfolio-Initial Shares]	[38.		Pioneer Equity Income VCT Portfolio-Class II]
[18.	Fidelity VIP Equity-Income Portfolio-Initial Class]	[39.		Pioneer Small Cap Value VCT Portfolio-Class II]
[19.	American Century Investments VP Large Company Value	[40.		Pioneer Emerging Markets VCT Portfolio-Class II]
	Class II Fund]	[41.	]	Symetra Life Fixed Account
[20.	American Century Investments VP Ultra Class II Fund]

ANNUITY SERVICE OFFICE:
Home Office:	Mailing Address:	Telephone:	[877-SYMETRA]
Symetra Life Insurance Company	Symetra Life Insurance Company		[877-796-3872]
[Retirement Services]	[Retirement Services]	Fax:	[425-376-5599]
[5069 154th Place NE]	[P.O. Box 3882]
[Redmond, WA 98052-9669]	[Seattle, WA 98124-3882]